Gap Inc. Fiscal 2022 Katrina O’Connell CHIEF FINANCIAL OFFICER Bob Martin INTERIM CHIEF EXECUTIVE OFFICER THIRD QUARTER EARNINGS RESULTS

Forward Looking Statements / Non-GAAP Financial Measures FORWARD LOOKING STATEMENTS This conference call and webcast contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Forward-looking statements include statements identified as such in our November 17, 2022 earnings press release. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Additional information regarding factors that could cause results to differ can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022, as well as the Company’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of November 17, 2022. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. SEC REGULATION G This conference call and webcast include the non-GAAP measures adjusted gross profit, adjusted gross margin, adjusted operating expenses/adjusted SG&A, adjusted operating income, adjusted operating margin, adjusted net income, adjusted income taxes, and adjusted diluted earnings per share. The description and reconciliation of these measures from the most directly comparable GAAP measure is included in our November 17, 2022 earnings press release, which is available on investors.gapinc.com.

• Net sales of $4.04 billion, up 2% y/y; Comparable sales up 1% • Online sales increased 5% y/y; Store sales increased 1% y/y • Reported gross margin of 37.4%, down 470bps y/y; Adjusted gross margin of 38.7%, down 320bps y/y (1) • Reported operating margin of 4.6%; Adjusted operating margin of 3.9% (1) • Reported diluted EPS of $0.77, including $0.31 income tax benefit; Adjusted diluted earnings per share of $0.71, including $0.33 income tax benefit (1) Q3 2022 Financial Highlights (1) The description and reconciliation of these measures from their nearest GAAP measure is included in our November 17, 2022 earnings press release, which is available on investors.gapinc.com.

Q3 2022 (1) Q3 2021 (2) Q3 2022 vs. Q3 2021 Net Sales $4,039 $3,943 +2% Comparable Sales +1% (1%) Gross Profit % of Sales $1,509 37.4% $1,661 42.1% (9%) (470 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (480 bps) +10 bps Operating Expenses % of Sales $1,323 32.8% $1,508 38.2% (12%) (540 bps) Operating Income % of Sales $186 4.6% $153 3.9% +22% +70 bps Net Income (Loss) Diluted Earnings (Loss) Per Share $282 $0.77 ($152) ($0.40) n/a +$1.17 Q3 2022 P&L Summary (REPORTED) ($ Millions) UNAUDITED (1) Includes a $83 million gain on sale of the UK distribution center and $53 million in impairment charges related to YZY Gap. Includes $114 million income tax benefit related to the cumulative impact of a change in estimated annual tax rate. (2) Includes a $325 million loss on extinguishment of debt and charges related to changes in the company’s European operating model.

Q3 2022 Q3 2021 Q3 2022 vs. Q3 2021 Net Sales $4,039 $3,943 +2% Comparable Sales +1% (1%) Adjusted Gross Profit % of Sales $1,562 (1) 38.7% (1) $1,652 (1) 41.9% (1) (5%) (320 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (370 bps) +50 bps Adjusted Operating Expenses % of Sales $1,406 (1) 34.8% (1) $1,482 (1) 37.6% (1) (5%) (280 bps) Adjusted Operating Income % of Sales $156 (1) 3.9% (1) $170 (1) 4.3% (1) (8%) (40 bps) Adjusted Net Income Adjusted Diluted EPS $260 (1) $0.71 (1) $102 (1) $0.27 (1) +155% +$0.44 Update format of slide to include photo (1) The description and reconciliation of these measures from their nearest GAAP measure is included in our November 17, 2022 earnings press release, which is available on investors.gapinc.com. ($ Millions) Q3 2022 P&L Summary (ADJUSTED) UNAUDITED

Q3 2022 Net Sales Growth +6%+2% +8%0%+2%

(1%) +10%+4%+1% 0% NORTH AMERICA COMP: 0% Q3 2022 Comparable Sales

Gap Inc. Power Plan Power of our Brands Grow purpose-led, billion-dollar lifestyle brands Power of our Platform Leverage our omni capabilities and scaled operations, and extend our engineered approach to cost and growth Power of our Portfolio Extend customer reach across every age, body and occasion through our collective power

ENDURING CUSTOMER RELATIONSHIPS PRODUCT LOVE TEAM & VALUESBRAND POWER LEAN & ADVANTAGED OPERATIONS Gap Inc. has the power to deliver our strategy OMNI-EXPERIENCE

THE POWER OF SHE DESIGNED FOR ADVENTURES NEAR & FAR MODERN AMERICAN OPTIMISM We grow purpose-led, billion-dollar lifestyle brands WE BELIEVE IN THE DEMOCRACY OF STYLE

OVER 40 MILLION ACTIVE LOYALTY MEMBERS (1) Spend 2X more annually (2) 3X more likely to shop across channels (2) 3X more likely to shop multiple brands (2) (1) Defined as loyalty members who have made a purchase in the past 12 months, includes credit card holders. (2) Based on rolling 12-month data through October 2022. Improving Value by Turning Customers into Lifetime Loyalists

We have Omni-Strength in North America CHANNEL REGION • Less than 20% of revenue generated from indoor malls • Over 90% of net sales generated in North America and partnering to amplify our reach internationally ■ Old Navy 53% ■ Gap 26% ■ Banana Republic 13% ■ Athleta 8% ■ U.S. 84% ■ Canada 8% ■ Asia 4% ■ Europe 2% ■ Other 2% BRAND ■ Strip & Lifestyle Centers 40%(1) ■ Online 39%(2) ■ Indoor Mall 17% ■ Street 4% Note: All data based on Q3 2022 net sales. (1) Includes Open Air Malls and Outlet Centers. (2) Also includes sales from products that are picked up or shipped from stores.

Rationalizing our North America Fleet • Expect to complete ~90% of the 350 N.A. Gap and Banana Republic planned store closures by the end of FY22 121 6 1027 966 ~906 ~866 2019 2020 2021 2022E 2023E NORTH AMERICA STORE COUNT Banana Republic Gap

Commitment to Environmental, Social & Governance Performance

ENVIRONMENT

37%
of our electricity for owned and operated facilities in 2021 was renewable

Leading
Textile Material Change Index Leading is the highest level reserved for companies pioneering industry transformation

39%
reduction in Scope 1 + 2 greenhouse gas emissions in 2020 from a 2017 baseline

SOCIAL

13.5K+
youth participated in This Way ONward; more than halfway to the goal of 20K participants by 2025 (1)

2M+
people have improved access to drinking water through USAID and Gap Inc. Women + Water Alliance (2)

1M+
women and girls reached through P.A.C.E. program

GOVERNANCE

5 of 11
Directors are women

Annual Equality + Belonging Report Released June '22
to share progress on Commitments

Regular Board Oversight
from its Governance and Sustainability Committee

1) As of 7/18/2022
2) Includes supporting communities to develop village action plans for water security, to assist government in its planning, financing and maintenance of piped water services; and catalyzing microloans for water piped connections, water handpumps, water storage, rainwater collection structures, water filters and toilets.